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                                                                    EXHIBIT 21.1
                            SEAGATE TECHNOLOGY, INC.

                         SUBSIDIARIES OF THE REGISTRANT
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                                              STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                            INCORPORATION
------------------                            -------------
Seagate Technology S.A.                       France
Seagate Technology GmbH                       Germany
Seagate Technology S.r.l.                     Italy
Seagate Technology AB                         Sweden
Nippon Seagate Inc.                           Japan
Seagate Technology Taiwan Ltd.                Taiwan
Seagate Technology Korea Limited              Korea
Seagate Technology Australia Pty. Limited     Australia
Seagate Foreign Sales Corporation             Virgin Islands
Seagate Microelectronics Limited              Scotland
Seagate Technology (Hong Kong) Limited        Hong Kong
Seagate Distribution (UK) Limited             Scotland
Seagate Singapore Distribution Pte. Ltd.      Singapore
Quinta Corporation                            California
Seagate Storage Networking, Inc.              Delaware
Seagate Technology SAN/NAS                    Delaware
Seagate Technology International              Cayman Islands, BWI
    Seagate Technology (Ireland)              Cayman Islands, BWI
    Seagate Technology (Ireland Holdings)     Cayman Islands, BWI
    Penang Seagate Industries (M) Sdn. Bhd.   Malaysia
    Seagate Technology Asia Holdings          Cayman Islands, BWI
       Senai Seagate Industries (M) Sdn. Bhd. Malaysia
    P.T. Seagate Technology                   Indonesia
    Seagate Technology (Thailand) Limited     Thailand
    Seagate Technology China Holding
     Company                                  Cayman Islands, BWI
       Seagate Technology Shenzhen Co. Ltd.   China
    Seagate Technology International
     (Wuxi) Co. Ltd.                          China
    Perai Seagate Storage Products Sdn. Bhd.  Malaysia
    Seagate Technology Finance Limited        Cayman Islands, BWI
    Seagate Technology Media Mexico S.A.
     de C.V.                                  Mexico
    Seagate Technology Media (Ireland)        Cayman Islands, BWI
    Seagate Technology (Philippines)          Cayman Islands, BWI
    Seagate Technology International
     Holdings                                 Cayman Islands, BWI
       Seagate Software Information
        Management Group (Canada), Inc.       Canada
Seagate Technology Investments, Inc.          Delaware
Seagate Software, Inc.                        Delaware
    Seagate Software Network & Storage
     Management Group, Inc                    Delaware
    Seagate Software Pty. Limited             Australia
    Seagate Software S.A.                     France
    Seagate Software Limited                  United Kingdom
    Seagate Software GmbH                     Germany
    Seagate Software Information
     Management Group Ltd.                    United Kingdom
    Seagate Software Information
     Management Group AB                      Sweden
    Seagate Software Information
     Management Group BV                      Holland
    Seagate Software (Hong Kong) Limited      Hong Kong
    Nippon Seagate Software KK.               Japan
    Seagate Software Information
     Management Group GmbH                    Germany
    Seagate Software Information Pte. Ltd.    Singapore
    Seagate Software Information
     Management Group (US), Inc.              Colorado
    Seagate Software International
     Holdings Ltd.                            Cayman Islands, BWI
    Seagate Software GmbH                     Switzerland
    Seagate Software Storage Management
     Group, Inc.                              Delaware
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